EXHIBIT 25.1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------
                                    FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

                           --------------------------
                 UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

           New York                                          13-3818954
(Jurisdiction of incorporation                           (I. R. S. Employer
 if not a U. S. national bank)                           Identification No.)

     114 West 47th Street                                    10036-1532
      New York,  New York                                    (Zip Code)
     (Address of principal
      executive offices)
                                      None
            (Name, address and telephone number of agent for service)
                           --------------------------

                                 INTERPOOL, INC.
               (Exact name of obligor as specified in its charter)

               New Jersey                                13-3467669
     (State or other jurisdiction of                 (I. R. S. Employer
     incorporation or organization)                  Identification No.)

          211 College Road East
                Suite 180
          Princeton, New Jersey                             08540
(Address of principal executive offices)                  (Zip Code)

                              7.35% Notes due 2007
                       (Title of the indenture securities)

                                     GENERAL


1.   General Information
     -------------------
     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New
York, New  York
                  (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

     (b)     Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.      List of Exhibits
         ----------------

     T-1.1        --       Organization Certificate, as amended, issued
                           by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust
                           Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                           (Registration No.  33-97056).

     T-1.2        --       Included in Exhibit T-1.1.
     T-1.3        --       Included in Exhibit T-1.1.

16.  List of Exhibits
     ----------------
     (cont'd)

     T-1.4        --       The By-Laws of United States Trust Company
                           of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                           Act of 1939, as amended by the Trust
                           Indenture Reform  Act of 1990 (Registration
                           No. 33-97056).

     T-1.6        --       The consent of the trustee required by
                           Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture
                           Reform Act of 1990.

     T-1.7        --       A copy of the latest report of condition of
                           the trustee  pursuant to law or the
                           requirements of its supervising  or
                           examining authority.

NOTE

As of August 22, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd of October 1997.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee

By:/s/ Gerard F. Ganey
       Gerard F. Ganey
       Senior Vice President

                                                                 Exhibit T-1.6
                                                                 -------------

                       The consent of the trustee required
                          by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


October 22, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK

By: /S/Gerard F. Ganey
    Senior Vice President

                                                                 EXHIBIT T-1.7
                                                                 -------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 1997
                                 (IN THOUSANDS)

ASSETS
Cash and Due from Banks                           $      83,529
Short-Term Investments                                  259,746
Securities, Available for Sale                          924,165

Loans                                                 1,437,342
Less:  Allowance for Credit Losses                       13,779
                                                      ----------
      Net Loans                                       1,423,563
Premises and Equipment                                   61,515
Other Assets                                            122,696
                                                     -----------
      Total Assets                                   $2,875,214
                                                     ===========
LIABILITIES
Deposits:
      Non-Interest Bearing                         $    763,075
      Interest Bearing                                1,409,017
                                                   -------------
         Total Deposits                               2,172,092

Short-Term Credit Facilities                            404,212
Accounts Payable and Accrued Liabilities                132,213
                                                      ----------
      Total Liabilities                              $2,708,517
                                                     ============
STOCKHOLDER'S EQUITY
Common Stock                                             14,995
Capital Surplus                                          49,541
Retained Earnings                                       100,930
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                     1,231
                                                       ---------
Total Stockholder's Equity                              166,697
                                                       ---------
    Total Liabilities and
     Stockholder's Equity                            $2,875,214
                                                     ===========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

August 7, 1997